Exhibit 32
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                                  CERTIFICATION
   PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A)
      AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Unit Corporation a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

     The Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2004 and December 31, 2003 and for three and six month periods ended June 30, 2004 and 2003.


Dated: August 6, 2004

By: /s/ John G. Nikkel
-----------------------
John G. Nikkel
Chief Executive Officer


Dated: August 6, 2004

By: /s/ David T. Merrill
-------------------------
David T. Merrill
Chief Financial Officer and
Treasurer


     The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unit Corporation and will be retained by Unit Corporation and furnished to the Securities and Exchange Commission or its staff on request.